Exhibit 10.1

July 7, 2010

Pulte Mortgage LLC

7475 S. Joliet Street

Englewood, CO 80112

Attn: David M. Bruining, CFO and SVP

Email: dave.bruining@pulte.com

Re:	Master Repurchase Agreement

Dear Ladies and Gentlemen:

Reference is hereby made to that Master Repurchase Agreement by and between Bank of America, N.A. (“Buyer”) and Pulte Mortgage LLC (the “Seller”) dated July 31, 2009 (the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

Buyer and Seller hereby extend the Term of the Agreement to September 30, 2010 (the “Extension”), at which time the Agreement will expire. Seller may terminate the Agreement prior to September 30, 2010, by providing Buyer ten (10) days prior written notice of such termination.

Nothing herein shall affect the rights and remedies of Buyer under the Agreement and all terms and conditions of the Agreement shall be deemed to have been in full force and effect as of the date of the Agreement and prior to the Extension and shall remain in full force and effect during the Extension. This letter agreement shall be construed in accordance with and governed by the laws of the State of California, without regard to principles of conflicts of laws.

Please acknowledge your agreement to the terms and conditions of this letter by signing in the appropriate space below and returning a copy of the same to the undersigned. Facsimile signatures shall be deemed valid and binding to the same extent as the original.

Sincerely,

BANK OF AMERICA, N.A.
As Buyer

By:	/s/ Blair Kenny
Title:	SVP

AGREED TO AND ACCEPTED BY:

PULTE MORTGAGE LLC
As Seller

By	/s/ David M. Bruining
Title:	SVP / CFO